Exhibit 23

                                Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 18, 2000 (except with respect to the matters discussed in Note 17, as to which the date is June 1, 2000), included in or incorporated by reference into Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended April 1, 2000, and into the Company's previously filed Registration Statements as follows: Registration Statement No. 333-02269 on Form S-2, Registration Statement No. 33-16462 on Form S-8, Registration Statement No. 33-16464 on Form S-8, Registration Statement No. 33-16465 on
Form S-8, Registration Statement No. 333-2055 on Form S-3, Registration Statement No. 33-52824 on Form S-8, Registration Statement No. 033-65307 on Form S-8, Registration Statement No. 033-65283 on Form S-8, Registration Statement No. 033-65281 on Form S-8, Registration Statement No. 33-86194 on Form S-8, and Registration Statement No. 333-86073 on Form S-8.



                                                   Arthur Andersen LLP



Boston, Massachusetts
June 19, 2000